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    As filed with the Securities and Exchange Commission on August 9, 1996.

                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549



                                    FORM 8-K



                                 CURRENT REPORT
     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934



        Date of report (Date of earliest event reported): AUGUST 1, 1996



                    MEDICAL IMAGING CENTERS OF AMERICA, INC.
             (Exact Name of Registrant as Specified in its Charter)



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
                             CALIFORNIA                              0-12787                            95-3643045
                   (State or Other Jurisdiction of          (Commission File Number)       (I.R.S. Employer Identification No.)
                           Incorporation)
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
                            9444 FARNHAM STREET, SUITE 100
                                SAN DIEGO, CALIFORNIA                                                     92123
                       (Address of Principal Executive Offices)                                        (Zip Code)
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                                 (619) 560-0110
              (Registrant's telephone number, including area code)


                                 NOT APPLICABLE
         (Former Name or Former Address, if Changed Since Last Report)
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         This Current Report on Form 8-K is filed by Medical Imaging Centers of
America, Inc., a California corporation ("MICA"), in connection with the matters described herein.

ITEM 5.  OTHER EVENTS

         On August 1, 1996, MICA entered into an Agreement and Plan of Merger (the "Merger Agreement") with U.S. Diagnostic Labs, Inc., a Delaware corporation ("USDL"), and its wholly owned subsidiary MICA Acquiring Corporation, a California corporation ("Merger Sub").

         Pursuant to the Merger Agreement, Merger Sub will be merged with and into MICA whereupon the separate existence of Merger Sub will cease and MICA will become a wholly owned subsidiary of USDL (the "Merger"). Pursuant to the Merger, each outstanding share of MICA's common stock, no par value ("MICA Common Stock"), would be converted into a right to receive $11.75 in cash (the "Merger Consideration"). Each option to purchase MICA Common Stock (each a "MICA Option") would be cancelled and each holder of a MICA Option would be entitled to a cash payment equal to the product of the total number of shares subject to the MICA Option and the excess of $11.75 over the exercise price per share of the MICA Common Stock subject to the MICA Option. USDL currently does not beneficially own, directly or indirectly, any of MICA's voting securities apart from any beneficial ownership interest it may have as a result of entering into the Merger Agreement. Following the Merger, MICA's Board of Directors will be filled with USDL's designees. A copy of the Merger Agreement is incorporated herein by reference and attached as Exhibit 2.1 hereto.

         The Board of Directors has received a written opinion dated as of August 1, 1996 from Batchelder & Partners, Inc., its financial advisor, stating that the Merger Consideration is fair to the MICA shareholders from a financial point of view.

         The Merger is subject to the approval of the shareholders of MICA, certain regulatory approvals and filings, including expiration of the waiting period under the Hart-Scott-Rodino Improvements Act of 1976, as amended, and other customary conditions. If the Merger is not consummated either because
(i) USDL terminates the Merger Agreement by reason of the Company's material breach of the Merger Agreement and failure to cure such breach within ten (10) days' notice from USDL, or (ii) the Board of Directors of MICA withdraws, modifies or changes its approval of the Merger Agreement or the Merger in any manner adverse to USDL or Merger Sub, or determines in good faith with the advice of outside legal counsel that, in the exercise of its fiduciary obligations, termination of the Merger Agreement is required by reason of an agreement with a third party with respect to a business combination or similar transaction, MICA is obligated to pay USDL a fee of 3% of the total Merger Consideration. If the Merger is not consummated because USDL terminates the Merger Agreement because of MICA's material breach of any representations or warranties in the Merger Agreement (with such breach not cured either prior to the closing of the Merger or within thirty (30) days after written notice from
USDL), MICA is obligated to pay USDL reasonable out-of-pocket expenses and fees up to $200,000. The Merger Agreement can be terminated by either party if the Merger is not consummated by November 19, 1996.

         The foregoing summary of the terms of the Merger Agreement and the Merger does not purport to be complete and is qualified in its entirety by reference to the full text of the Merger Agreement.

         On August 1, 1996, MICA issued a press release announcing execution of the Merger Agreement, a copy of which is attached hereto as Exhibit 99.1 and incorporated herein by reference.





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ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

         (c)     Exhibits.

          2.1 Agreement and Plan of Merger, dated as of August 1, 1996, among U.S. Diagnostic Labs, Inc., a Delaware corporation, MICA Acquiring Corporation, a California corporation, and Medical Imaging Centers of America, Inc., a California corporation.

         99.1 Press Release, dated August 1, 1996, issued by Medical Imaging Centers of America, Inc.





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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:     August 9, 1996               Medical Imaging Centers of America, Inc.


                                        By:  /s/ Robert S. Muehlberg
                                             -----------------------------
                                             Robert S. Muehlberg
                                             President and Chief Executive
                                             Officer






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                                 EXHIBIT INDEX


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
Exhibit No.                                                                                   Page
- -----------                                                                                   ----
 2.1             Agreement and Plan of Merger, dated as of August 1, 1996, among
                 U.S. Diagnostic Labs, Inc., a Delaware corporation, MICA Acquiring
                 Corporation, a California corporation, and Medical Imaging Centers of America, Inc., a California corporation.

99.1 Press Release, dated August 1, 1996, issued by Medical Imaging Centers of America, Inc.
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